 Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: David P. Barksdale SEVP and Chief Strategy Officer NewBridge Bank 336-369-0939 Frank Gavigan President and Chief Executive Officer Premier Commercial Bank 336-398-2319

NewBridge Bank and Premier Commercial Bank to Merge

Greensboro, N.C., October 9, 2014 – NewBridge Bancorp ("NewBridge" or the “Company”) (NASDAQ: NBBC), the bank holding company for NewBridge Bank, a community bank headquartered in Greensboro, N.C. with assets of $2.4 billion, and Premier Commercial Bank ("Premier"), a financial institution also headquartered in Greensboro with assets of $173 million, announced today the signing of a definitive merger agreement that will result in a community bank with total assets of $2.6 billion.

Founded in 2008, Premier operates one full-service banking office centrally located in Greensboro and residential mortgage origination offices in Greensboro, Charlotte, Raleigh, High Point, Kernersville and Burlington, N.C. At June 30, 2014, Premier reported loans held for investment of $96 million and deposits of $133 million.

“We look forward to welcoming Premier’s clients and experienced banking professionals to NewBridge,” said Pressley A. Ridgill, NewBridge’s President and Chief Executive Officer. “This combination will further enhance our position as one of the largest community banks headquartered in North Carolina, adding experienced commercial banking professionals to our team, along with proven mortgage producers in key North Carolina markets.

“We believe Premier represents an excellent strategic, operational and cultural partnership for NewBridge. Premier’s ability to grow, even in the face of an extended economic downturn, and emerge with strong asset quality and a base of loyal clients reflects the value of the Bank’s team. Additionally, Premier’s strong reputation of excellent service further complements our client-centric culture.”

Frank Gavigan, President and Chief Executive Officer of Premier, commented: “Joining forces with NewBridge will allow us to continue the tradition we established of providing high-touch community bank service and innovative financial solutions to our clients. Our focus was to find a strategic partner that shared our service-centric philosophy and could provide the resources and capital strength necessary to support continuing growth. We found that partner in NewBridge.”

Under the terms of the agreement, which is subject to approvals by regulatory agencies and Premier’s shareholders, NewBridge will acquire Premier’s outstanding stock for $10.00 per share with the consideration being 75% NewBridge stock and 25% cash. The transaction is valued at approximately $19.8 million ($4.8 million in cash), or approximately 110% of Premier’s tangible book value. The number of NewBridge common shares to be issued will be based on its stock’s 20-day weighted average closing price during the period ending five trading days before the transaction’s closing date. The agreement has been unanimously approved by the boards of directors of both companies.

NewBridge anticipates it will be able to achieve approximately 45% in cost savings based on Premier’s current operating expenses; an earnback of less than one year on the estimated dilution to tangible book value; and accretion to its operating earnings per share in 2015 and beyond. The closing of the transaction is expected to occur in the first quarter of 2015.

Based upon June 30, 2014 financials, which include NewBridge's previously completed acquisitions of CapStone Bank and Security Savings Bank, the proforma combined bank will have total loans of approximately $1.8 billion, deposits of $2.0 billion, 41 branches and loan production offices in key markets in North Carolina and South Carolina. The combined entity will operate as NewBridge Bank.

NewBridge Bancorp was advised in this transaction by Sandler O’Neill & Partners, L.P. as financial advisor and Brooks, Pierce, McLendon, Humphrey, and Leonard, LLP as legal advisor. Premier Commercial Bank was advised by Raymond James & Associates, Inc. as financial advisor and Ward and Smith, P.A. as legal advisor.

Disclosures About Forward-Looking Statements

The discussions included in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of NewBridge or Premier and their respective management about future events. The accuracy of such forward-looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of clients or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in NewBridge’s filings with the Securities and Exchange Commission (the "SEC"), including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. NewBridge undertakes no obligation to revise or update these statements following the date of this press release.

About NewBridge Bancorp

NewBridge Bancorp is the bank holding company for NewBridge Bank, a full service, state-chartered community bank headquartered in Greensboro, N.C. The stock of NewBridge Bancorp trades on the NASDAQ Global Select Market under the symbol “NBBC.”

As one of the largest community banks in North Carolina, NewBridge Bank serves businesses, professionals and consumers with a comprehensive array of financial services, including retail and commercial banking, private banking, wealth management and mortgage banking. NewBridge Bank has assets of approximately $2.4 billion and 40 branches and several loan production offices throughout North and South Carolina.

About Premier Commercial Bank

Premier Commercial Bank, headquartered in Greensboro, N.C., provides full service commercial and retail banking capabilities throughout North Carolina’s Piedmont Triad region, and through six residential mortgage offices in North Carolina. The bank was founded in 2008 to offer personalized, community bank financial solutions to individuals and small businesses.

Additional Information About the Merger and Where to Find It
In connection with the proposed merger, NewBridge will file with the SEC a registration statement on Form S-4 to register the shares of NewBridge common stock to be issued to the shareholders of Premier. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Premier seeking their approval of the merger and related matters. In addition, NewBridge may file other relevant documents concerning the proposed merger with the SEC.

INVESTORS AND SHAREHOLDERS OF PREMIER ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEWBRIDGE, PREMIER AND THE PROPOSED TRANSACTION.

Investors and shareholders may obtain free copies of these documents, when filed, through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained, when available, by directing a request by telephone or mail to NewBridge Bancorp, 1501 Highwoods Boulevard, Suite 400, Greensboro, N.C. 27410, Attention: Investor Relations (telephone: 336-369-0900), or Premier Commercial Bank, 701 Green Valley Road, Suite 102 Greensboro, NC 27408, Attention: Investor Relations (telephone: 336-398-2321), or by accessing NewBridge’s website at www.newbridgebank.com under "Investor Relations" or Premier's website at www.premierbanknc.com under "Investor Relations." The information on NewBridge’s and Premier's websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

Premier and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Premier in connection with the merger. Information about the directors and executive officers of Premier is set forth in the proxy statement for Premier's 2014 annual meeting of shareholders. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus when it becomes available.

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